Modine Manufacturing Company

1500 DeKoven Avenue

Racine, Wisconsin 53403-2552

Tel. 262.636.1200

Fax 262.631.7720

May 2, 2025

Adrian I. Peace

[Address Withheld]

Re:Separation from Modine Manufacturing Company

Dear Adrian:

As we have discussed, the Company has elected to make a leadership change. As a result of you not accepting the position that was discussed with you by Neil Brinker and Brian Agen, your employment with Modine Manufacturing Company and certain affiliates (“Modine” or the “Company”) will be terminated effective September 30, 2025 (the “Effective Date”) if you sign this separation letter agreement (the “Separation Letter”). You were placed on paid administrative leave on February 26, 2025. Between February 26, 2025 and the Effective Date, if you sign this Separation Letter, you will continue to be placed on paid administrative leave, such period the “Transition Period.” Further, you acknowledge that your designation and status as an executive officer of the Company ended on February 26, 2025.

Subject to the execution and non-revocation of a release, you are eligible to participate in and receive severance payments and benefits under the Supplemental Severance Plan under the Modine Salaried Employee Severance Plan, as amended and restated, effective January 25, 2012 (the “Supplemental Severance Plan”). These payments and benefits are summarized in Attachment A hereto. The release agreement that must be signed by you in order to receive these benefits is attached hereto as Attachment B-2, to be executed by you on or after the Effective Date in accordance with its terms (referred to as the “Supplemental Release Agreement”).

Pursuant to certain Company incentive compensation plans, you were granted Restricted Stock Unit Awards (“RSUs”), options to purchase common stock (“Stock Options”), Performance Stock Awards, Performance Cash Awards, and a Management Incentive Plan (“MIP”) award (collectively “Awards”). As consideration for (and conditioned upon) your execution and non-revocation of the release agreement attached as Attachment B-1, you will receive continued vesting and accelerated vesting and payment of a number of these Awards as more specifically set forth in Attachment A. The release agreement that you must sign in order to receive these benefits is attached hereto as Attachment B-1, to be executed by you simultaneous with your execution of this Separation Letter.

You may exercise vested Stock Options in accordance with the terms of your stock option award agreements and the incentive compensation plans under which they were issued after the Effective Date. In order to obtain the favorable tax benefits of any of your options which are incentive stock options, you must exercise such options no later than three months after February 26, 2025. Attachment C contains a list of all of your outstanding Stock Options, all of which are vested or will become vested during the Transition Period if you execute this Separation Letter.

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Please note the following:

●	During the Transition Period you will be relieved of all job duties and will no longer have the authority to act on behalf of Modine. You will continue to receive your regular base pay during the Transition Period. During the Transition Period, you agree to make yourself reasonably available to answer questions and provide transition assistance.

●	Any earned but unused FY2025 vacation, minus typical wage and tax deductions, will be paid to you in a lump sum by no later than April 4, 2025. You will accrue vacation in FY26 and all such unused vacation, minus typical wage and tax deductions, will be paid to you in a lump sum on the next regularly scheduled payroll following the Effective Date.

●	If you file for unemployment compensation, it will not be contested by Modine. Eligibility will be determined by the state unemployment commission.

●	Your participation in all other Modine benefit programs continues through the Transition Period and will end upon the Effective Date. Information on your benefit plan options, including COBRA for health, dental and vision, life insurance conversion and retirement plan distributions will be shared prior to the Effective Date .

●	Your outstanding Performance Cash award, equity awards (Stock Options and RSUs) and FY2025 MIP award that are scheduled to vest during the Transition Period will vest and be paid out in their normal course as a result of your continued employment during such period.

●	You will not receive any equity / LTIP awards or a MIP award for FY26.

We also want to remind you that any person who ceases to be an officer or director (i.e., an “insider”) of the Company continues to have certain obligations under the federal securities laws. Specifically, in order to avoid penalties, you should be aware of the following:

Insider Trading Restrictions. You may not buy or sell securities of the Company if you are in possession of material nonpublic information obtained from the Company or any party associated with the Company. In addition, you may not furnish ("tip") material nonpublic information about the Company to any person who might trade on the information.

Short-Swing Profit Rule Applies Up to Six months After Termination. Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which subjects insiders to the disgorgement of profits on any non-exempt sale and purchase of the Company’s equity securities within a six-month period, continues to apply to non-exempt transactions that occur within less than six months of an opposite-way, non-exempt transaction that took place while you were an officer. According to our records, your last non-exempt transaction was more than six months ago.

Form 4. You must file a Form 4 to report any non-exempt transaction in Company stock. It is our understanding that the Company has filed on your behalf all Forms 4 required to be filed and all transactions that are reportable on a Form 4, have been reported.

Form 5. You must file a Form 5 within 45 days after the close of the Company’s FY

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2025 (i.e., not later than May 15, 2025) to report any pre-termination transactions and any reportable post-termination transactions, in each case if not previously reported on a Form 4.

Rule 144. You will remain an “affiliate” of the Company for 90 days after the termination of your status as an executive officer of the Company for purposes of Rule 144 under the Exchange Act. During this period, you will be required to comply with all Rule 144 requirements and limitations in connection with any sale of the Company common stock, including, among others, Form 144 notice filing requirements.

Exit Box. We will be happy to file any necessary Forms 4 and 5 for you after February 26, 2025. However, in the event you file them yourself, please check the “exit” box in the upper left-hand corner of the form.

Section 16 and Rule 144 reporting requirements are quite complex. If you have any questions regarding reporting requirements, please don’t hesitate to consult with Erin Roth.

Please indicate your acceptance of this Separation Letter by signing where indicated below, as well as executing the release agreement attached hereto as Attachment B-1 and return both to me at your earliest convenience.

Sincerely,

/s/ Brian J. Agen

Brian J. Agen

Vice President, HR

Modine Manufacturing Company

I accept and agree to the terms of this Separation Letter.

/s/ Adrian I. Peace16/05/25

Adrian I. Peace Date

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Attachment A

Separation Payments & Benefits

Supplemental Severance Plan

Under the Supplemental Severance Plan, you are eligible for separation pay and benefits following the Effective Date as follows:

●Annual base salary, 52 weeks of severance pay at the same base rate paid to you prior to the Effective Date, which is subject to applicable wage and tax deductions. Severance pay will be paid electronically by direct deposit on a bi-weekly basis.
●	If you participate in Modine’s health, dental, or vision plans, your active health coverage will end on the Effective Date. You may elect to continue your coverage for up to 18 months after the Effective Date through COBRA. If you elect to continue such coverage, Modine will pay your full COBRA premium for the twelve (12) months following the Effective Date. This will be a taxable benefit to you. If you elect COBRA coverage beyond these twelve (12) months, you will be responsible for the full cost of the coverage. Additional details regarding benefit continuation will be provided to you by our COBRA administrator.
●	Modine will also coordinate an executive outplacement program to support you in this career transition, should you choose to participate in such program.
●	All of the separation pay and benefits described above (collectively the “Severance Payment”) are contingent upon your execution and non-revocation of the Supplemental Release Agreement provided to you on the date hereof as Attachment B-2 to the Separation Letter pursuant to which Modine is providing such benefits. Execution of the Supplemental Release Agreement should occur on or after the Effective Date, as further detailed in the Supplemental Release Agreement.

Treatment of Certain Unvested MIP, Performance Cash, Restricted Stock Units, Stock Options, and Performance Stock Awards

●	All of the benefits described below are contingent upon your execution of the Release Agreement provided to you on the date hereof as Attachment B-1 to the Separation Letter pursuant to which Modine is providing such benefits. Execution of the Release Agreement should occur at the same time you sign the Separation Letter.
●	During the Transition Period, your outstanding FY 25 MIP Award, Performance Cash Award, and equity awards that are scheduled to vest between the date of this Separation Letter and the Effective Date will continue vest and be paid out in their normal course as a result of your continued employment during the Transition Period. This includes the following:
o	Payout of the FY 25 MIP award, as determined by the Human Capital and Compensation Committee (the “HCC Committee”) in accordance with the FY 25 MIP plan documents, will not be prorated in light of your continued employment during the Transition Period, and will be paid to you at the same time payouts are processed for other FY 25 MIP participants.
o	Continued vesting during the Transition Period of the Stock Options granted to you on August 25, 2021 and June 6, 2022 and the RSUs granted to you on August 25, 2021, June 6, 2022, May 31, 2023 and May 16, 2024.
o	Should a payout be earned under the FY 23 – 25 LTIP, as determined by the HCC Committee, you will receive a Performance Cash Award payout, payable in 2025 at the same time that other active participants receive payment for their Performance Cash Awards (such payment not to be pro-rated).
●	On or following the Effective Date, the Company will waive the vesting requirements on certain of your equity awards as described below:
o	Unvested RSUs granted under the FY 24 and FY 25 LTIP will accelerate on the Effective Date and share will be delivered in respect thereof on or as soon as practicable following the effective date, as follows:

RSU Grant Date	Unvested Portion to Accelerate
May 31, 2023	1,683 shares
May 16, 2024	1,151 shares

For the avoidance of doubt, the RSUs granted to you on May 16, 2024 (the “Special Equity Program RSU Award ”) will be forfeited and will not accelerate upon the Effective Date.

o	Should a payout be earned under the FY24-26 LTIP, as determined by the HCC, you will receive a Performance Stock payout from your FY 24 – 26 Performance Stock Award, payable in 2026 at the same time that other active participants receive shares, if any (such payout not to be pro-rated).
o	Should a payout be earned under the FY25-27 LTIP, as determined by the HCC, you will receive a Performance Stock payout from your FY 25 – 27 Performance Stock Award, pro-rated based upon your months of service (including the Transition Period) during the performance period, payable in 2027 at the same time that other active participants receive shares, if any.

Attachment B-1

RELEASE AGREEMENT (“AGREEMENT”)

1.Parties.

This Agreement is between you, Adrian I. Peace (for yourself, your spouse, heirs, representatives, and assigns (jointly “I” or “me” or “my” or “Peace” or “Employee”) and Modine (as defined in Paragraph 5).

2.General Release of Claims.

In consideration of my continued employment through the Effective Date (as defined in the Separation Letter) and the special treatment of my FY25 MIP award and accelerated and continued vesting of certain of my unvested equity awards, and Performance Cash awards, all as further described in the Separation Letter and its attachments, all of which are incorporated hereto, I hereby release Modine from, and covenant not to sue Modine with respect to, any and all claims I have or may have against Modine.

3.Claims to Which Release Applies.

This Agreement applies both to claims that are now known or are later discovered. However, this Agreement does not apply to any claims that may arise after the date I execute this Agreement. This Agreement does not apply to the right to enforce this Agreement and any claims that may not be released under applicable law, including, but not limited to, any charge or complaint filed with any administrative agencies such as the United States Equal Employment Opportunity Commission (“EEOC”).

4.Claims Released.

The claims released include, but are not limited to, (1) claims arising out of or relating in any way to my employment with Modine or the conclusion of that employment; (2) claims for wrongful discharge, breach of contract, harassment, unlawful terms and conditions of employment, retaliation, defamation, invasion of privacy, discrimination including, but not limited to, discrimination on the basis of age under the Age Discrimination in Employment Act (“ADEA”), as amended (29 U.S.C. Section 621 et. seq.); Wisconsin Fair Employment Act, Wis. Stats. §111.33, et seq.; Wis. Stats. § 101.11; 943.39; Title VII of the Civil Rights Act of 1964, as amended; the Genetic Information Nondiscrimination Act; the Americans With Disabilities Act, as amended; Section 1981 of U.S.C. Title 42; National Labor Relations Act; Employee Retirement Income Security Act of 1974; the Equal Pay Act; state or federal parental, family and medical leave acts; invasion of privacy; the Uniformed Services Employment and Reemployment Rights Act (USERRA), or any other local, state, or federal military and/or veterans rights act, or any other claim based on veteran status; or arising under any other local, state or federal statute, ordinance, regulation or order; and (3) claims arising under any other federal, state or local law, regulation, ordinance or order that regulates the employment relationship and/or employee benefits. Neither Modine’s signing of this Agreement, nor any actions taken toward compliance with its terms, constitutes Modine’s admission of any liability to me other than under this Agreement, or of any wrongdoing under any federal, state or local laws.

5.Release Covers Claims Against Related Parties.

For purposes of this Agreement, the terms “Modine” and “Related Parties” includes Modine Manufacturing Company and any of its present, former and future owners, parents, affiliates and subsidiaries, and its and their directors, officers, shareholders, employees, agents, servants, representatives, predecessors, successors, assigns, and retirement plan administrators and fiduciaries.

Therefore, the claims released include claims I have against any such persons or entities, as of the date of my execution of this Agreement.

6.The Terms “Claims” and “Release” are Construed Broadly.

As used in this Agreement, the term “claims” shall be construed broadly and shall be read to include, for example, the terms “rights”, “causes of action (whether arising in law or equity)”, “damages”, “demands”, “obligations”, “grievances” and “liabilities” of any kind or character. Similarly, the term “release” shall be construed broadly and shall be read to include, for example, the terms “discharge” and “waive.”

7.Release Binding on Employee and Related Parties.

This Agreement shall be binding upon and inure to the benefit of me and my agents, attorneys, personal representatives, executors, administrators, heirs, beneficiaries, successors and assigns.

8.Employee Rights and Protections and Cooperation with Government Agencies.

Nothing in this Agreement, or any agreement or policy referenced in it, is intended or interpreted to prohibit me: (a) from participating, cooperating or providing information in an investigation by the EEOC or other government agency or entity regarding any claim released in this Agreement, any of the terms and conditions of this Agreement or my employment with Modine, or as may be required or permitted by law; (b) from seeking a judicial or administrative determination regarding the validity of the waiver and release set forth in this Agreement or from filing a charge or complaint with the EEOC or other government agency or entity; (c) from testifying and/or making truthful statements or disclosures regarding alleged unlawful employment practices or otherwise report any allegations of unlawful conduct, including criminal conduct, to a law enforcement agency (including federal, state, or local officials) for investigation; or (d) from reporting possible violations of federal law or regulation to any government agency or entity or making any disclosures that are protected under the whistleblower provisions of federal law or regulation or otherwise cooperating with any government inquiry without advance approval by or notice to Modine. Further, nothing in this Agreement shall be construed to prevent me from communicating with any government agency regarding matters that are within the agency’s jurisdiction. Specifically, I may provide information to the Securities and Exchange Commission regarding any possible securities law violations, and recover an award from the Securities and Exchange Commission as a result of my reporting such possible violations. Modine’s acknowledgment of this exception does not otherwise limit the scope of the waiver and release in Paragraphs 3 – 7 of this Agreement; I do, however, waive any right to recover damages or obtain any monetary or any other personal relief of any kind based on (y) a charge filed with the EEOC or state or local EEO agency, or (z) any lawsuit arising from such a charge.  Also, excluded from release in this Agreement are any claims for benefits under state workers' compensation or unemployment laws.

9.Consideration.

I have executed this Agreement in consideration of my continued employment through the Effective Date and my eligibility for the special treatment of my MIP award and accelerated and continued vesting of certain unvested equity awards and Performance Cash awards as further described in the Separation Letter and its attachments. I acknowledge that these benefits represent consideration in addition to anything of value that I am otherwise entitled to receive from Modine. I further acknowledge that such benefits are sufficient to support this Agreement.

10.Representations.

In connection with my decision to execute this Agreement I acknowledge that I have not relied on any verbal or written representations by Modine other than those explicitly set forth in this Agreement or the Separation Letter and its attachments.

11.Opportunity to Consider this Agreement; Consultation with Attorney.

Because I am over 40 years of age, Modine hereby provides me with the following disclosures to ensure that my release and waiver of claims arising under the ADEA is knowing and voluntary. Modine and I agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Agreement. I acknowledge that the consideration provided to me in exchange for my release under this Agreement is in addition to anything of value to which I was already entitled. By signing (and not revoking) this Agreement, I am permanently giving up, surrendering, and waiving any claim that Modine subjected me to unlawful discrimination or harassment, took any other unlawful adverse action against me, or violated any other provision of law in connection with my employment or termination from employment. I have read this release and fully understand its terms. I have been offered twenty-one (21) days to consider its terms.  MODINE HEREBY RECOMMENDS AND I ACKNOWLEDGE THAT I HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

12.Voluntary Agreement; Acceptance.

I have entered into this Agreement knowingly and voluntarily and understand that its terms are binding on me.  I may accept this Agreement by signing where indicated below.

13.	Partial Invalidity of Release.

If any part of this Agreement is held to be unenforceable, invalid or void, then the balance of this Agreement shall nonetheless remain in full force and effect to the extent permitted by law.

14.Headings.

The headings and subheadings in this Agreement are inserted for convenience and reference only and are not to be used in construing this Agreement.

15.Applicable Law.

Wisconsin state law will apply in connection with any dispute or proceeding concerning this Agreement.

16.Suit in Violation of this Agreement - Loss of Benefits and Payment of Costs.

If I bring an action against Modine in violation of this Agreement or if I bring an action asking that this Agreement be declared invalid or unenforceable, I agree that prior to the commencement of such an action I will tender back to Modine all payments that I have received as consideration for my release under this Agreement. If my action is unsuccessful, I further agree that I will pay all costs, expenses and reasonable attorneys’ fees incurred by Modine in its successful defense against the action. However, the previous two sentences shall not be applicable to an action challenging the validity of this Agreement under the Age Discrimination in Employment Act (which I may do without penalty under this Agreement).  I acknowledge and understand that all remaining benefits to be provided to me as consideration for this Agreement will permanently cease as of the date such action is instituted. In the event of a breach of this Agreement and/or litigation over its terms that has not already been addressed in this Paragraph 16, the prevailing party, as determined by a court of competent jurisdictions, shall be entitled to the reasonable amount of its costs and attorneys’ fees, in addition to any other available remedy at law or equity.

17.Non-disparagement.

I agree, while employed by Modine and for five (5) years after the Effective Date to not knowingly and publicly disparage Modine, its products, conduct, practices (including personnel practices), its officers, directors, employees or agents in any manner likely to be harmful to them or their business, business reputation or personal reputation.

Modine agrees for so long as I am employed by Modine and for five (5) years after the Effective Date, that its Executive Leadership team and its Board of Directors will not knowingly and publicly disparage me in any manner likely to be harmful to my professional or personal reputation.

This paragraph shall not prevent either party from making truthful statements or give truthful testimony pursuant to subpoena or other legal process, or in conjunction with any investigation or proceeding conducted by a government agency or in any legislative or judicial proceeding.

18.Preservation of Rights under Benefit Plans and Indemnities.

This Agreement shall not adversely affect my rights to receive any benefit that I am otherwise entitled to receive under any of Modine’s qualified and nonqualified benefit plans, or any rights I may have to indemnification under Modine’s officers and directors’

insurance coverage, Modine’s Articles of Incorporation or Bylaws or any expressly written indemnity agreement between Modine and me.

19. 7-Day Revocation Period.

I understand that I have a period of seven calendar days following the date I deliver a signed copy of this Agreement to Modine Manufacturing Company, Attn: Brian J. Agen, 1500 DeKoven Avenue, Racine, Wisconsin 53403 to revoke this Agreement by giving written notice to that person. This Agreement and my entitlement to the consideration described in this Agreement and the Separation Letter and its attachments will be binding and effective upon the expiration of this seven-day period if I do not revoke, but not before.

20.Counterparts and Electronic Signatures.

This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one in the same instrument.  Facsimile, electronic, including DocuSign, and other copies or duplicates of this Agreement shall be valid and enforceable as originals.

EXECUTED THIS 16th DAY OF May 2025.

_/s/ Adrian I. Peace___________

Employee's Signature

Employee’s Name: _Adrian I. Peace_____________ (please print)

/s/ Brian J. Agen_______________________

Modine Manufacturing Company

1500 DeKoven Avenue

Racine WI 53403

Name: _Brian Agen_______________Date: _May 16, 2025__________

Title: VP- HR_________________

Attachment B-2

SUPPLEMENTAL RELEASE AGREEMENT (“SUPPLEMENTAL AGREEMENT”)

{Not To Be Executed Prior to the Effective Date}

1.Parties.

This Supplemental Agreement is between you, Adrian I. Peace (for yourself, your spouse, heirs, representatives, and assigns (jointly “I” or “me” or “my” or “Peace” or “Employee”) and Modine (as defined in Paragraph 5).

2.General Release of Claims.

In exchange for the Severance Payment in Paragraph 9, I hereby release Modine from, and covenant not to sue Modine with respect to, any and all claims I have or may have against Modine.

3.Claims to Which Release Applies.

This Supplemental Agreement applies both to claims that are now known or are later discovered. However, this Supplemental Agreement does not apply to any claims that may arise after the date I execute this Supplemental Agreement and does not apply to the right to enforce this Supplemental Agreement. This Supplemental Agreement does not apply to any claims that may not be released under applicable law, including, but not limited to any charge or complaint filed with any administrative agencies such as the United States Equal Employment Opportunity Commission (“EEOC”).

4.	Claims Released Include Age Discrimination and Employment Claims.

The claims released include, but are not limited to, (1) claims arising out of or relating in any way to my employment with Modine or the conclusion of that employment; (2) claims for wrongful discharge, breach of contract, harassment, unlawful terms and conditions of employment, retaliation, defamation, invasion of privacy, discrimination including, but not limited to, discrimination on the basis of age under the Age Discrimination in Employment Act (“ADEA”), as amended (29 U.S.C. Section 621 et. seq.); Wisconsin Fair Employment Act, Wis. Stats. §111.33, et seq.; Wis. Stats. § 101.11; 943.39; Title VII of the Civil Rights Act of 1964, as amended; the Genetic Information Nondiscrimination Act; the Americans With Disabilities Act, as amended; Section 1981 of U.S.C. Title 42; National Labor Relations Act; Employee Retirement Income Security Act of 1974; the Equal Pay Act; state or federal parental, family and medical leave acts; invasion of privacy; the Uniformed Services Employment and Reemployment Rights Act (USERRA), or any other local, state, or federal military and/or veterans rights act, or any other claim based on veteran status; or arising under any other local, state or federal statute, ordinance, regulation or order; and (3) claims arising under any other federal, state or local law, regulation, ordinance or order that regulates the employment relationship and/or employee benefits. Neither Modine’s signing of this Supplemental Agreement, nor any actions taken toward compliance with its terms, constitutes Modine’s admission of any liability to me other than under this Supplemental Agreement, or of any wrongdoing under any federal, state or local laws.

5.Release Covers Claims Against Related Parties.

For purposes of this Supplemental Agreement, the terms “Modine” and “Related Parties” includes Modine Manufacturing Company and any of its present, former and future owners, parents, affiliates and subsidiaries, and its and their directors, officers, shareholders, employees, agents, servants, representatives, predecessors, successors, assigns, and retirement plan administrators and fiduciaries.

Therefore, the claims released include claims I have against any such persons or entities, as of the date of my execution of this Supplemental Agreement.

6.The Terms “Claims” and “Release” are Construed Broadly.

As used in this Supplemental Agreement, the term “claims” shall be construed broadly and shall be read to include, for example, the terms “rights”, “causes of action (whether arising in law or equity)”, “damages”, “demands”, “obligations”, “grievances” and “liabilities” of any kind or character. Similarly, the term “release” shall be construed broadly and shall be read to include, for example, the terms “discharge” and “waive.”

7.Release Binding on Employee and Related Parties.

This Supplemental Agreement shall be binding upon me and my agents, attorneys, personal representatives, executors, administrators, heirs, beneficiaries, successors and assigns.

8.Employee Rights and Protections and Cooperation with Government Agencies.

Nothing in this Supplemental Agreement, or any agreement or policy referenced in it, is intended or interpreted to prohibit me: (a) from participating, cooperating or providing information in an investigation by the EEOC or other government agency or entity regarding any claim released in this Supplemental Agreement, any of the terms and conditions of this release or my employment with Modine, or as may be required or permitted by law; (b) from seeking a judicial or administrative determination regarding the validity of the waiver and release set forth in this Supplemental Agreement or from filing a charge or complaint with the EEOC or other government agency or entity; (c) from testifying and/or making truthful statements or disclosures regarding alleged unlawful employment practices or otherwise report any allegations of unlawful conduct, including criminal conduct, to a law enforcement agency (including federal, state, or local officials) for investigation; or (d) from reporting possible violations of federal law or regulation to any government agency or entity or making any disclosures that are protected under the whistleblower provisions of federal law or regulation or otherwise cooperating with any government inquiry without advance approval by or notice to Modine. Further, nothing in this Supplemental Agreement shall be construed to prevent me from communicating with any government agency regarding matters that are within the agency’s jurisdiction. Specifically, I may provide information to the Securities and Exchange Commission regarding any possible securities law violations, and recover an award from the Securities and Exchange Commission as a result of my reporting such possible violations. Modine’s acknowledgment of this exception does not otherwise limit the scope of the waiver and release in Paragraphs 3 – 7 of this Supplemental Agreement; I do, however, waive any right to recover damages or obtain any monetary or any other personal relief of any kind based on (y) a charge filed with the EEOC or state or local EEO agency, or (z) any lawsuit arising from such a charge.  Also, excluded from release in this Supplemental Agreement are any claims for benefits under state workers' compensation or unemployment laws.

9.Severance Payment.

I have executed this Supplemental Agreement in consideration of the Severance Payment provided under the Supplemental Severance Plan, as further described in the Separation Letter and its attachments, all of which are incorporated hereto.  I acknowledge that the Severance Payment represents consideration in addition to anything of value that I am otherwise entitled to receive from Modine. I further acknowledge that the Severance Payment is sufficient to support this Supplemental Agreement.

10.Representations.

In connection with my decision to execute this Supplemental Agreement I acknowledge that I have not relied on any verbal or written representations by Modine other than those explicitly set forth in this Supplemental Agreement and the Separation Letter and its attachments.

11.Opportunity to Consider this Supplemental Agreement; Consultation with Attorney.

Because I am over 40 years of age, Modine hereby provides me with the following disclosures to ensure that my release and waiver of claims arising under the ADEA is knowing and voluntary. Modine and I agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Supplemental Agreement. I acknowledge that the consideration of the Severance Payment given for my release under this Supplemental Agreement is in addition to anything of value to which I was already entitled. By signing (and not revoking) this Supplemental Agreement, I am permanently giving up, surrendering, and waiving any claim that Modine subjected me to unlawful discrimination or harassment, took any other unlawful adverse action against me, or violated any other provision of law in connection with my employment or termination from employment. I have read this release and fully understand its terms. I have been offered twenty-one (21) days to consider its terms.  MODINE HEREBY RECOMMENDS AND I ACKNOWLEDGE THAT I HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS SUPPLEMENTAL AGREEMENT.

12.Voluntary Agreement.

I have entered into this Supplemental Agreement knowingly and voluntarily and understand that its terms are binding on me.

13.Partial Invalidity of Release.

If any part of this Supplemental Agreement is held to be unenforceable, invalid or void, then the balance of this Supplemental Agreement shall nonetheless remain in full force and effect to the extent permitted by law.

14.Return of Modine Property; Confidentiality.

I have returned or will return to Modine any and all Modine property, including all equipment, telephones, keycards, records, files, papers, handbooks, Confidential Information (as defined below), computers and computer equipment that I had in my possession in whatever form, including electronic media.

During the course of my employment with Modine, I have had access to, received and/or developed information that is confidential to Modine including, without limitation, information pertaining to financial matters, budgets, strategic plans, marketing, sales, customers, business plans, inventions, processes, formulas, designs, supplies, products and employees (the “Confidential Information”). Confidential Information shall not include any information that is in the public domain by means other than improper disclosure, but shall include non-public compilations, combinations or analysis of otherwise public information. The restrictions set forth in this paragraph are in addition to and not in lieu of any obligations I may have under the law with respect to Modine’s Confidential Information, including any obligations I may owe under Wis. Stat. § 134.90 or similar statutes governing trade secrets which may extend beyond the contractual period restrictions herein. I acknowledge and agree that all Confidential Information was or is hereby assigned to and remains the exclusive property of Modine. I agree that I will maintain the Confidential Information in strict confidence and not disclose it to any person or use it in any way to harm Modine for a period of two (2) years following the end of my employment unless specifically required by this Supplemental Agreement, by law or by written permission of Modine.

I further agree that I have not and will not, except as specifically noted below, make known the negotiations leading to and contents or terms of this Supplemental Agreement except to my spouse, counsel, financial advisor, or tax advisor or except as required by law or as may be necessary in order to enforce this Supplemental Agreement, and agree that if disclosure is made to my spouse, counsel, financial advisor, or tax advisor, they shall also be bound by this confidentiality provision and I shall take all reasonable steps to ensure that they comply with it. I acknowledge and agree that nothing in this Supplemental Agreement or any other agreement(s) between me and Modine is intended to prevent me from making any truthful statements or disclosures regarding unlawful employment practices.

15.Headings.

The headings and subheadings in this Supplemental Agreement are inserted for convenience and reference only and are not to be used in construing this Supplemental Agreement.

16.Applicable Law.

Wisconsin state law will apply in connection with any dispute or proceeding concerning this Supplemental Agreement.

17.Suit in Violation of this Agreement - Loss of Benefits and Payment of Costs.

If I bring an action against Modine in violation of this Supplemental Agreement or if I bring an action asking that this Supplemental Agreement be declared invalid or unenforceable, I agree that prior to the commencement of such an action I will tender back to Modine all payments that I have received as consideration for my release under this Supplemental Agreement. If my action is unsuccessful, I further agree that I will pay all costs, expenses and reasonable attorneys’ fees incurred by Modine in its successful defense against the action. However, the previous two sentences shall not be applicable to an action challenging the validity of this Supplemental Agreement under the Age Discrimination in Employment Act (which I may do without penalty under this release). I acknowledge and understand that all remaining benefits to be provided to me as consideration for this Supplemental Agreement will permanently cease as of the date such action is instituted. In the event of a breach of this Supplemental Agreement and/or litigation over its terms that has not already been addressed in this Paragraph 17, the prevailing party, as determined by a court of competent jurisdictions, shall be entitled to the reasonable amount of its costs and attorneys’ fees, in addition to any other available remedy at law or equity.

18.No Further Employment.

By executing this Supplemental Agreement and accepting the Severance Payment, I agree not to seek further employment with Modine Manufacturing Company and its subsidiaries, directly or indirectly through another entity, including but not limited to a temporary employment agency or independent contractor.  For the sake of clarity, the terms of this paragraph shall not apply if Modine merges with, acquires, or is acquired by another entity that I am employed at the time of the merger or acquisition.

19.Non-disparagement.

I agree, for five (5) years after the effective date of this Supplemental Agreement, not to knowingly and publicly disparage Modine, its products, conduct, practices (including personnel practices), its officers, directors, employees or agents in any manner likely to be harmful to them or their business, business reputation or personal reputation.

Modine agrees for five (5) years after the effective date of this Supplemental Agreement that its Executive Leadership team and its Board of Directors will not knowingly and publicly disparage me in any manner likely to be harmful to my professional or personal reputation.

This paragraph shall not prevent either party from making truthful statements or give truthful testimony pursuant to subpoena or other legal process, or in conjunction with any investigation or proceeding conducted by a government agency or in any legislative or judicial proceeding.

20.Preservation of Rights under Benefit Plans and Indemnities.

This Supplemental Agreement shall not adversely affect my rights to receive any benefit that I am otherwise entitled to receive under any of Modine’s qualified and nonqualified benefit plans, or any rights I may have to indemnification under Modine’s officers and directors’ insurance coverage, Modine’s Articles of Incorporation or Bylaws or any

expressly written indemnity agreement between Modine and me.

21. 7 Day Revocation Period.

I understand that I have a period of seven calendar days following the date I deliver a signed copy of this Supplemental Agreement to Modine Manufacturing Company, Attn: Brian J. Agen, 1500 DeKoven Avenue, Racine, Wisconsin 53403 to revoke this Supplemental Agreement by giving written notice to that person. This Supplemental Agreement and my entitlement to the Severance Payment described in the Separation Letter and its attachments, will be binding and effective upon the expiration of this seven-day period if I do not revoke, but not before.

22.Total Amount of Severance Payments.

I understand that the Severance Payment and all other benefits payable to me in connection with this Supplemental Agreement have been designed to qualify as a separation pay plan that is exempt from certain federal tax laws that govern the payment of non-qualified, deferred compensation. I further understand that, because of this, the total amount of severance payments that I receive, as described in the Separation Letter and its attachments will not be greater than two times the lower of the following two amounts: (1) my annualized compensation for the year prior to the year of my termination (as determined by Modine under Treasury Regulation 1.409A-1(b)(9)(iii)) or (2) the dollar limitation set by the Internal Revenue Service under Internal Revenue Code section 401(a)(17) for the calendar year of my termination ($350,000 in 2025). In addition, I further understand that, except for possibly COBRA coverage, no severance payment or benefit due to me in connection with this Supplemental Agreement will, under any circumstances, be provided after December 31 of the second calendar year after the year of my termination. I understand that any future employment and income tax consequences (including related penalties and interest) on payments or consideration received under this Supplemental Agreement are my responsibility and will not provide a basis to set aside or in any way alter this Supplemental Agreement.

23.Entire Agreement.

Unless otherwise stated in this Supplemental Agreement or the Separation Letter and its attachments, I acknowledge that I have not relied on any verbal or written representations by any Company representative other than those explicitly set forth in this Supplemental Agreement and the Separation Letter and its attachments. This Supplemental Agreement, the Separation Letter and its attachments set forth the entire agreement between Modine and me and completely supersedes any prior agreements, oral statements or understandings concerning the termination of my employment and any benefits I might receive following that termination. This Supplemental Agreement and the Separation Letter and its attachments do not supersede my obligations and Modine's rights under any confidentiality, intellectual property, or any other restrictive covenant I may have signed with Modine (including, but not limited to, the covenants in the Offer Letter Agreement between me and Modine dated as of July 2, 2021). I agree that I am not entitled to any other severance, benefits, vacation accrual, bonus, commission or other payments of any kind from Modine, except those described in this Supplemental Agreement and the Separation Letter and its attachments.

24.Counterparts and Electronic Signatures.

This Supplemental Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one in the same instrument.  Facsimile, electronic, including DocuSign, and other copies or duplicates of this Supplemental Agreement shall be valid and enforceable as originals.

EXECUTED THIS ___ DAY OF October 2025.

_________________________________ Employee's Signature

Employee’s Name: _______________________ (please print)

______________________________________

Modine Manufacturing Company

1500 DeKoven Avenue

Racine WI 53403

Name: ________________Date: ___________

Title: _________________

Attachment C

Outstanding Stock Options *

Peace ISO Options
8/25/21 Grant - $12.62	8,284	Option grants expire one (1) year from the Effective Date.
6/6/22 Grant - $12.28	14,243

Total	22,527

* Lists all vested options currently outstanding and unvested options that will vest during the Transition Period.

In all cases, Incentive Stock Options (ISO) become Non-Qualified Options (NQ) three months after the date you were placed on leave (i.e., on May 27, 2025).